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                                                                     EXHIBIT 4.2

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
     COMMON                                                                                                  COMMON
    SERIES A                                          [ARTWORK]                                              SERIES A
PAR VALUE $1.67 EACH                                                                                   PAR VALUE $1.67 EACH

 NUMBER                                                                                                       SHARES
[DS    ]                                                                                                      [     ]

INCORPORATED UNDER THE LAWS                                                                            SEE REVERSE SIDE FOR
 OF THE STATE OF DELAWARE                                                                            RIGHTS PLAN CERTIFICATION

                                                      BELO CORP.
THIS CERTIFICATE IS TRANSFERABLE IN                                                                      CUSIP 080555 10 5
    CANTON, MASSACHUSETTS AND                                                                    SEE REVERSE FOR CERTAIN DEFINITIONS
       NEW YORK, NEW YORK                                                                                  AND RESTRICTIONS

   THIS
CERTIFIES
  THAT




IS THE
OWNER OF


        FULLY-PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF


BELO CORP. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents.
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                       Dated:

                                                      COUNTERSIGNED AND REGISTERED:
[SEAL]         /s/ ROBERT W. DECHERD
               CHAIRMAN OF THE BOARD                                  FLEET NATIONAL BANK
                                                                                                  TRANSFER AGENT
                                                                                                  AND REGISTRAR
              /s/ BRENDA C. MADDOX
              ASSISTANT SECRETARY                                                           AUTHORIZED SIGNATURE

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                                   BELO CORP.

     The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

     The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, "alien" shall include the following: any individual not a citizen of the United States of America and any representative of any such individual; any foreign government or representative thereof; any corporation or other entity organized under the laws of any foreign government; any corporation directly or indirectly controlled by other than a United States citizen; any partnership of which any partner is an alien, except for limited partnerships with alien partners who are insulated in accordance with the rules and regulations of the Federal Communications Commission from material involvement in the management or operation of the media-related activities of the partnership; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules, regulations and policies of the Federal Communications Commission. In determining the number of shares that are owned or voted by or for the account of aliens, the Corporation shall include in the calculation indirect as well as direct interests of aliens in such shares, in accordance with the policies and procedures of the Federal Communications Commission.

                                   ----------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                 (Cust)                  (Minor)
        JT TEN  -- as joint tenants with right                               under Uniform Gifts to Minors Act
                   of survivorship and not as                                ___________________________________
                   tenants in common                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                   ----------

For value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
    PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________________,
Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: __________________________________

Signature(s) Guaranteed:

________________________________________        ________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY                      Signature(s)
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN                  NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
ASSOCIATIONS AND CREDIT UNIONS WITH             MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
MEMBERSHIP IN AN APPROVED SIGNATURE             UPON THE FACE OF THE CERTIFICATE IN
GUARANTEE MEDALLION PROGRAM), PURSUANT          EVERY PARTICULAR, WITHOUT ALTERATION OR
TO S.E.C. RULE 17Ad-15.                         ENLARGEMENT OR ANY CHANGE WHATEVER.
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                                   ----------

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and the Rights Agent, dated as of March 10, 1986, amended and restated as of February 28, 1996, as further amended or supplemented from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.